Chembio Reports Second Quarter Financial Results
Conference Call Scheduled for August 14 at 4:30 PM EDT

MEDFORD, N.Y (August 9, 2007) – Chembio Diagnostics, Inc. (OTC/BB: CEMI) today reported financial results for the three and six months ended June 30, 2007.

Revenues for the second quarter of 2007 were $2.50 million, a 53% increase compared with revenues for the second quarter of 2006 of $1.64 million.  The second quarter 2007 net loss attributable to common stockholders was $0.98 million, or $0.08 per share, compared with the second quarter 2006 net loss attributable to common stockholders of $1.34 million, or $0.13 per share. The net losses attributable to common stockholders for the second quarter of 2007 and 2006 are net of $0.36 million and $0.21 million, respectively, related to dividends on the Company’s convertible preferred stock, of which $0.30 million and $0.21 million, respectively, were non-cash dividends paid.

Revenues for the first six months of 2007 were $4.54 million, a 58% increase compared with revenues for the first six months of 2006 of $2.87 million.  The net loss attributable to common stockholders for the first half of 2007 was $2.07 million, or $0.17 per share, compared with the net loss attributable to common stockholders for the first half of 2006 of $3.28 million, or $0.34 per share. The net losses attributable to common stockholders for the first six months of 2007 and 2006 are net of $0.71 million and $0.88 million, respectively, related to dividends on the Company’s convertible preferred stock as well as the beneficial conversion feature, of which $0.65 million and $0.74 million were non-cash dividends paid.

Growth in revenues during the second quarter and first six months of 2007 was attributable to higher sales of the Company's rapid HIV products, which increased 143% and 178%, respectively, compared with the prior-year periods.  Sales include the launch of two of the Company’s three HIV tests in the U.S. in February 2007 by Inverness Medical Innovations.

Gross margin for the second quarter 2007 increased to $0.99 million or 40% of total revenues, compared with gross margin of $0.56 million or 34% of total revenues for the second quarter of 2006.  Gross margin on product sales for the second quarter 2007 increased to $0.91 million or 38%, compared with gross margin on product sales of $0.50 million or 32% for the second quarter of 2006.  The second quarter 2007 loss from operations decreased to $0.65 million, compared with $1.12 million for the second quarter of 2006.

Gross margin for the first six months of 2007 increased to $1.65 million or 36% of total revenues, compared with gross margin of $1.00 million or 35% of total revenue for the first six months of 2006.  Gross margin on product sales for the first six months of 2007 increased to $1.56 million or 35%, compared with gross margin on product sales of $0.87 million or 32% for the first six months of 2006.  The first six months of 2007 loss from operations decreased to $1.57 million, compared with $2.38 million for the first six months of 2006.

Several important milestones affecting the Company were achieved during the second quarter of 2007, including:

•	Grant of license to Chembio from the United States Department of Agriculture to manufacture and market Chembio’s initial rapid test for veterinary application
•	Launch of Prima-TB STAT PAK™, the Company’s rapid lateral flow diagnostic test for the detection of antibodies to active pulmonary tuberculosis in non-human primates
•	Completion of the inspection for ISO 13.485, resulting in a recommendation that the Company be certified
•
Agreement with the Partnership for Supply Chain Management System, the consortium authorized under the President’s Emergency Plan for AIDS Relief to centralize certain procurements, logistics and forecasting

•
Agreement with the Infectious Disease Research Institute (IDRI) for the development of rapid tests for leishmaniasis and leprosy on Chembio’s Dual Path Platform (DPP™), utilizing IDRI’s proprietary antigens

•	Progress in negotiations with third parties for the licensing, development and manufacturing of a number of products incorporating DPP
•	Retention of a Senior Vice President of Commercial Operations to lead Chembio’s business development activities with respect to its patented DPP technology
•
Agreement among Chembio, Inverness Medical Innovations and StatSure Diagnostics to extend the carve-out, until at least September 2008, for Chembio’s direct sales of its SURE CHECK HIV 1/2 to Chembio’s distributor in Mexico, a subsidiary of Bio-Rad Laboratories, Inc.

•	Completion of improvements to Chembio’s HIV barrel product that should allow for CLIA waiver of this product

Lawrence Siebert, chairman and president of Chembio, commented, “We are pleased with our progress during the second quarter, as we achieved strong revenue growth, improved our gross margins and controlled our operating expenses.  We believe that the combination of increased sales from the higher-margin HIV and veterinary TB rapid tests being marketed in the U.S., together with the contract development and license revenues we anticipate from our DPP business-development efforts, should bring us closer to profitability in the periods ahead.”

CONFERENCE CALL

The Company has scheduled a conference call and web-cast for 4:30 p.m. Eastern Daylight time on Tuesday August 14, 2007.  Participants may access the call by dialing (877) 407-9205 in the U.S. or (201) 689-8054 outside the U.S. The conference call may also be accessed via the internet  in the Investor Center section of www.chembio.com.

ABOUT CHEMBIO

Chembio Diagnostics, Inc. is a developer and manufacturer of rapid diagnostic tests for infectious diseases. The Company has received marketing approval from the FDA for two of its rapid HIV tests. The Company also manufactures rapid tests for veterinary tuberculosis and Chagas disease, and has developed a patent-pending technology, the Dual Path Platform (DPP™), for its next-generation HIV and other rapid tests. References to Chembio may also include its wholly-owned operating subsidiary, Chembio Diagnostic Systems, Inc. For additional information please visit www.chembio.com.

FORWARD-LOOKING STATEMENTS

Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing, to obtain regulatory approvals for its products in a timely manner and the demand for Chembio's products. Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof, or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

Chembio Diagnostics, Inc.
Summary of Results of Operations

	For the three months ended		For the six months ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Total Revenues	$2,502,773	$1,637,236	$4,541,093	$2,874,903

Gross Profit	991,900	564,434	1,651,718	999,973

Operating Loss	(654,597)	(1,120,352)	(1,565,735)	(2,375,266)

Net Loss	(625,856)	(1,127,375)	(1,354,662)	(2,391,090)

Preferred Dividends	356,900	207,937	710,878	884,294

Net Loss Attributable to Common Stockholders	$(982,756)	$(1,335,312)	$(2,065,540)	$(3,275,384)

Loss per share	$(0.08)	$(0.13)	$(0.17)	$(0.34)

Contacts:

Company Contact:                                                                           Investor Relations Contacts:
Chembio Diagnostics, Inc.                                                                Lippert/Heilshorn & Associates, Inc.
Matty Arce	Anne Marie Fields
631-924-1135 ext 123                                                                           (afields@lhai.com)
www.chembio.com                                                                              (212) 838-3777

                                                                                                                Bruce Voss
               (bvoss@lhai.com)
               (310) 691-7100
                www.lhai.com